UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2010

Morgans Hotel Group Co.
 (Exact name of registrant as specified in its charter)

Delaware	001-33738	16-1736884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2010, Morgans Hotel Group Co. (the “Company”) entered into an amendment to the employment agreement of Fred J. Kleisner, the Company’s current Chief Executive Officer, extending the term of his employment until March 31, 2011. As previously announced, Mr. Kleisner had indicated his willingness to serve as the Company’s Chief Executive Officer beyond the expiration of his original contract in order to ensure a smooth transition as the Company’s Search Committee, overseen by the Company’s Board of Directors, engages in a search for a new Chief Executive Officer.

A copy of Amendment No. 4 to Employment Agreement for Fred J. Kleisner is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of Amendment No. 4 to Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 4 to Employment Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 4 to Employment Agreement for Fred J. Kleisner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.
Date: December 17, 2010	By:	/s/ Richard Szymanski
Richard Szymanski
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 4 to Employment Agreement for Fred J. Kleisner